EXHIBIT 99.1

                      CALIFORNIA MICRO DEVICES CORPORATION
                       Condensed Statements of Operations

                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                  Three Months Ended                      Year Ended
                                                       March 31,                           March 31,
                                           -----------------------------------------------------------------------
                                                 2002             2001             2002             2001
                                           --------------- ---------------- ---------------- ---------------------

Net sales                                   $    8,156         $ 12,039        $   29,944        $   57,534

Costs and expenses:
 Cost of sales                                   9,833            9,965            38,153            39,366
 Research and development                          966              803             3,884             3,405
 Selling, marketing and administrative           3,468            2,670            11,521            11,364
 Special charges                                     -                -             4,155                 -
                                           ---------------- --------------- ----------------- --------------------
  Total costs and expenses                      14,267           13,438            57,713            54,135
                                           ---------------- --------------- ----------------- --------------------

Operating income (loss)                         (6,111)          (1,399)          (27,769)            3,399

Other expense, net                                 235               98               836               811
                                           ---------------- --------------- ----------------- --------------------
Income (loss) before income taxes               (6,346)          (1,497)          (28,605)            2,588

Income taxes                                         -              (31)                -                52
                                           ---------------- --------------- ----------------- --------------------

Net income (loss)                           $   (6,346)       $  (1,466)       $  (28,605)       $    2,536
                                           ================ =============== ================= ====================


Net income (loss) per share - basic         $    (0.46)       $   (0.13)       $    (2.33)       $     0.23
                                           ================ =============== ================= ====================

Net income (loss) per share - diluted       $    (0.46)       $   (0.13)       $    (2.33)       $     0.20
                                           ================ =============== ================= ====================

Weighted average common shares
 outstanding - basic                            13,777           11,383            12,272            11,243
                                           ================ =============== ================= ====================

Weighted average common shares
 outstanding - diluted                          13,777           11,383            12,272            12,384
                                           ================ =============== ================= ====================


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                               CALIFORNIA MICRO DEVICES CORPORATION
                                     Condensed Balance Sheets
                            (Amounts in thousands, except share data)

                                                                   March 31,         March 31,
                                                                      2002             2001
                                                               ----------------- ------------------
ASSETS:
Current assets:
 Cash and short-term securities                                 $      7,240      $     6,597
 Accounts receivable, less allowance
  for doubtful accounts of $161 and $279                               4,561            8,068
 Inventories                                                           2,784           11,716
 Other assets                                                            679            1,451
                                                               ----------------- ------------------
  Total current assets                                                15,264           27,832

Property, plant and equipment, net                                    10,853           14,372
Restricted cash                                                          888              914
Other long-term assets                                                 1,232            1,151
                                                               ----------------- ------------------

  Total assets                                                  $     28,237      $    44,269
                                                               ================= ==================

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
 Accounts payable                                               $      5,085      $     3,471
 Accrued salaries and benefits                                         1,224            1,135
 Other accrued liabilities                                             3,121              657
 Deferred margin on shipments to distributors                          1,193              772
 Current maturities of long-term debt and
  capital lease obligations                                            2,256            1,594
                                                               ----------------- ------------------
  Total current liabilities                                           12,879            7,629

Long-term debt, less current maturities                                7,069            8,947
Other long-term liabilities                                              509              533
                                                               ----------------- ------------------
  Total liabilities                                                   20,457           17,109
                                                               ----------------- ------------------

Shareholders' equity
 Common stock - no par value; authorized 25,000,000;                  67,732           58,509
  issued and outstanding 13,850,765 shares
 Accumulated other comprehensive income (loss)                             2                -
 Accumulated deficit                                                 (59,954)         (31,349)
                                                               ----------------- ------------------
  Total shareholders' equity                                           7,780           27,160
                                                               ----------------- ------------------

 Total liabilities and shareholders' equity                     $     28,237      $   44,269
                                                               ================= ==================
